                                                                    EXHIBIT 99.1

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
          FOR THE COPPERWELD BUSINESS FOR THE PERIOD ENDED DECEMBER 31,
         2002 AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD
                             ENDED JANUARY 31, 2003



                                        :
IN RE:                                  :    CHAPTER 11
                                        :
LTV STEEL COMPANY, INC.,                :    JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,       :    CASE NO. 00-43866
                          -- --
                                        :
                         DEBTORS.       :    CHIEF JUDGE WILLIAM T. BODOH


        As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

        1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (January 2003) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; Copperweld Business (December 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

        2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

        3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

        4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

        5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, and due prior to the commencement of the LTV Steel Asset Protection Plan, are current and have been paid in the ordinary course of business.

        6. No professional fees have been paid without specific court authorization.

               The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  February 21, 2003                   /s/ John T. Delmore
                                            -----------------------------------
                                            John T. Delmore
                                            Vice President and Controller
                                            The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - January 2003
(Unaudited)
($ in Thousands)



Receipts                                                              $  24,308
                                                                      ---------
Disbursements:
           Labor                                                            880
           Healthcare                                                     4,087
           Non-labor plant expenditures                                     422
           Non-labor administrative expenditures                          1,347
           Other                                                             --
           Chapter 11 professional fees and expenses                       (105)
           Funding of accounts pursuant to APP                               --
           Interest and bank fees                                            30
                                                                      ---------
              Total                                                       6,661
                                                                      ---------

Receipts less Disbursements                                              17,647

Beginning cash balance                                                  142,038

Less: Repayment of Secured Bank Facility                                     --
                                                                      ---------
Ending cash balance                                                   $ 159,685
                                                                      =========

Balance due under Secured Bank Facility                               $      --
                                                                      =========


       See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - January 2003

On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002 and a second closing related to the purchase of the inventory occurred in May 2002. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

Under the APP, the Debtors paid expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly wind down of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget"). Pursuant to the APP, the Debtors were also required to fund certain expenditures for professional fees and expenses.

On December 31, 2002, substantially all of the assets of the Pipe and Conduit Business, consisting of LTV Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation, were sold to Maverick Tube Corporation for cash of approximately $120 million plus the assumption of certain environmental and other obligations. On October 16, 2002, the Debtors' announced that they intend to reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. See Notes to Copperweld Business Balance Sheet.

In November 2002, the Debtors paid the DIP Lenders the remaining balance due for outstanding loans and in December 2002, the remaining letters of credit were cancelled or cash collateralized. Consequently, the Debtors have no remaining obligation to the DIP Lenders. Pursuant to an order of the Court entered on February 11, 2003, LTV Steel will continue the orderly liquidation and wind down of its businesses. At this time the Debtors are unable to estimate the amount of cash that will be available for distribution to administrative creditors, but LTV Steel believes it will not be able to pay all of its administrative claims in full and will not be able to provide any recovery to the unsecured creditors of LTV Steel. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the reorganization of the Copperweld Business, will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - January 2003 (Unaudited)
($ in Thousands)





National City Corporate                                               $     765
Mellon Bank Corporate                                                     6,008
JP Morgan Chase                                                         154,133
Outstanding Checks                                                       (1,542)
Other                                                                       321

                                                                      ---------
   Total                                                              $ 159,685
                                                                      =========

THE LTV CORPORATION
Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                                12 Months ended
                                                  December 31
                                             ---------------------
                                                 2002       2001
                                             ---------------------
Revenues                                       $ 780.7    $ 750.0

EBIT                                               1.6      (11.5)

EBITDA                                            38.4       31.4
                                             =====================

          See accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                               December 31     December 31
                                                                  2002            2001
                                                                --------        --------
Current Assets
    Cash and cash equivalents                                   $    5.1        $   14.7
    Receivables                                                     89.1            79.4
    Inventories                                                    148.6           135.5
    Prepaid and other current assets                                 3.2             2.8
                                                                --------        --------
                                                                   246.0           232.4
                                                                --------        --------
Non Current Assets
    Property, plant and equipment                                  350.1           360.3
    Intangible and other non current assets                        224.7           225.9

                                                                --------        --------
       Total Assets                                             $  820.8        $  818.6
                                                                ========        ========

Current Liabilities
    Accounts payable                                            $   36.8        $   26.7
    Other accrued liabilities                                       40.8            24.0
    Current maturities of debt                                     259.1            --
                                                                --------        --------
                                                                   336.7            50.7
                                                                --------        --------

Non Current Liabilities                                             58.4           275.3

Liabilities Subject to Compromise                                  451.1           446.3

Total Shareholder's Equity (Deficit)                               (25.4)           46.3

                                                                --------        --------
       Total Liabilities and Shareholder's Equity (Deficit)     $  820.8        $  818.6
                                                                ========        ========


       See accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to Copperweld Business Balance Sheet  - December 2002

The Copperweld Business financial data for the periods presented is unaudited.

LTV Copperweld had consisted primarily of two businesses - (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively were referred to as the "LTV Copperweld Business". On December 31, 2002, substantially all assets and liabilities of the Pipe and Conduit Business were sold to Maverick Tube Corporation for $119.9 million in cash plus the assumption of certain environmental and other obligations. Any remaining assets and liabilities were retained by LTV Steel or The LTV Corporation and are not part of the ongoing Copperweld Business that is in process of reorganization. Accordingly, the financial information for all periods presented has been restated to exclude the Pipe and Conduit Business and only reflect the ongoing Copperweld Business. On October 16, 2002, the Debtors announced that they intend to reorganize the Copperweld Business as a stand-alone company. A separate plan of reorganization is being developed for the Copperweld Business. On December 9, 2002, Copperweld announced its decision to close the Portland Structural Tubing Operation by February 2003. The Debtors' believe that the value obtained from the reorganization of the Copperweld Business will not be sufficient to provide any recovery for the common shareholders of The LTV Corporation ("LTV").

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Copperweld Facility matures on May 16, 2003 and, accordingly, has been classified as a current liability. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of December 31, 2002, borrowings outstanding under the Copperweld Facility were $259.1 million, including the $193.9 million term loan, and $.2 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility can not be used to fund expenses of LTV Steel's former integrated steel operations. The Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement. In December 2002 and January 2003, the Copperweld Business did not meet its cumulative EBITDA target and the lenders granted a waiver on the default.

THE LTV CORPORATION
Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                                                           12 Months ended
                                                                                            December 31
                                                                                      -----------------------
                                                                                         2002         2001
                                                                                      ----------  -----------
Net Income (Loss)                                                                       $ (40.7)     $ (39.3)
Non Cash Special Charges                                                                   16.5         24.3
Depreciation and Amortization                                                              36.8         42.9
(Increase) Decrease in Receivables                                                         (9.7)        26.3
(Increase) Decrease in Inventories                                                        (13.1)        17.3
Increase (Decrease) in Payables                                                            10.1        (28.3)
Other Changes                                                                              (6.9)         7.4
                                                                                      ----------  -----------
     Cash Provided by Operations                                                           (7.0)        50.6
                                                                                      ----------  -----------

Investing Activities:
     Capital Expenditures                                                                 (21.6)       (20.5)
                                                                                      ----------  -----------
Financing Activities:
     Borrowings under Copperweld Facility                                                 804.9            -
     Roll-over of Term Loan                                                              (193.9)           -
     Payments on Borrowings under Revolver Portion of Copperweld Facility                (545.8)           -
     Debt Issuance Cost                                                                    (4.4)           -
     Payment of Intercompany Advances                                                     (41.8)       (20.4)
                                                                                      ----------  -----------
        Net Financing Activities                                                           19.0        (20.4)
                                                                                      ----------  -----------
Net Cash Flow                                                                            $ (9.6)       $ 9.7
                                                                                      ==========  ===========